Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Fidelity International Investment Advisors

As of March 21, 2007, as amended November 10, 2011



Pursuant to Paragraph 6, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

       SEI Institutional International Trust

       	[REDACTED]






Agreed and Accepted:


SEI Investments Management Corporation
Fidelity International Investment
Advisors


By:
     /s/ William T. Lawrence

By:
     /s/ Frank Mutch
Name:
     William T. Lawrence

Name:
     Frank Mutch

Title:
     Vice President

Title:
     Director


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1-PH/2929091.1